Exhibit 10.3

EXECUTION VERSION

TERRAFORM POWER, INC.

REGISTRATION RIGHTS AGREEMENT

January 29, 2015

TABLE OF CONTENTS

i

TERRAFORM POWER, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of January 29, 2015, among TerraForm Power, Inc., a Delaware corporation (the “Company”), SunEdison, Inc. (solely in respect of Section 11 hereof), each holder from time to time of Registrable Securities (as defined below) listed on Annex A hereto (as Annex A is updated and amended pursuant to Section 10 from time to time, the “Holders”) and the Collateral Agent (as defined below). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Section 1. This Agreement shall become effective immediately prior to the issuance by Seller Note, LLC of $336,470,000 aggregate principal amount of 3.75% Guaranteed Exchangeable Senior Secured Notes due 2019 (the “Exchangeable Notes”) to the Holders (the “Effective Time”).

WHEREAS, the Holders will have certain rights to exchange all or a portion of the Exchangeable Notes for the number of shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”) specified in the Indenture (as defined below);

WHEREAS, Seller Note, LLC, as issuer of the Exchangeable Notes, has granted a security interest in favor of the Collateral Agent in certain shares of the Company’s Class B common stock, par share $0.01 per share, and certain Class B common units of TerraForm Power, LLC (together, the “Class B Securities”), which together are exchangeable for shares of Common Stock; and

WHEREAS, in connection with the issuance of the Exchangeable Notes and certain transactions related thereto, the Company has agreed to grant to the Holders and the Collateral Agent and/or its designees certain rights with respect to the registration of the Registrable Securities (as defined below) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions. The following terms shall have the meanings set forth below.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Holder of Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the recitals.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

“Class B Securities” has the meaning set forth in the preamble.

“Collateral Agent” means Wilmington Trust, National Association, as collateral agent under the Indenture and the Pledge Agreement, and any successor thereto.

“Common Stock” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“End of Suspension Notice” has the meaning set forth in Section 2(g)(ii).

“Effectiveness Deadline” means the 12-month anniversary of the Effective Time.

“Effective Failure” has the meaning set forth in Section 5(b).

“Effective Time” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Exchangeable Notes” has the meaning set forth in the preamble.

“FINRA” means the Financial Industry Regulatory Authority.

“Filing Default” has the meaning set forth in Section 5(a).

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holdback Extension” has the meaning set forth in Section 4(b).

“Holdback Period” has the meaning set forth in Section 4(a).

“Holders” has the meaning set forth in the preamble, which term shall not include the Collateral Agent or its designees.

“Indemnified Parties” has the meaning set forth in Section 8(a).

“Indenture” means the indenture, dated as of the Effective Time, governing the Exchangeable Notes, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

“Joinder” has the meaning set forth in Section 10.

“Liquidated Damages” has the meaning set forth in Section 5.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrations” has the meaning set forth in Section 3(a).

“Pledge Agreement” means the Pledge Agreement dated as of January 29, 2015 by and between Seller Note, LLC, as grantor, and Wilmington Trust, National Association, as Collateral Agent for the Secured Parties thereto, as amended or supplemented from time to time.

“Public Offering” means any sale or distribution to the public of Common Stock of the Company by any of the Company, Holders of Registrable Securities, the Collateral Agent, its designees or another holder of securities of the Company pursuant to an offering registered under the Securities Act.

“Registrable Securities” means any Common Stock issued or issuable (i) upon the exchange of the Exchangeable Notes held by a Holder or its Affiliates or otherwise distributed to a Holder, in each case, in accordance with the terms of the Indenture; (ii) upon any exercise by the Collateral Agent of its rights under the Pledge Agreement and the exchange of the Class B Securities for Common Stock and (iii) any Capital Stock of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clauses (i) or (ii) above (following the actual issuance of such securities) by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) they have been sold or distributed pursuant to a Public Offering or otherwise pursuant to an effective registration statement, (b) they have been sold under Rule 144 or may be sold without limitation under any of the requirements of Rule 144, or (c) they have been repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a Holder of Registrable Securities hereunder; provided that a Holder of Registrable Securities may only request that Registrable Securities in the form of Capital Stock of the Company registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to this Agreement.

“Registration Default” has the meaning set forth in Section 5.

“Registration Expenses” has the meaning set forth in Section 7(a).

“Rule 144,” “Rule 405,” “Rule 415,” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Sale Transaction” has the meaning set forth in Section 4(a).

“Securities” has the meaning set forth in Section 4(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act on Form S-3 or, if not then available to the Company, on another appropriate form, of the Company, providing for the registration of, and the sale on a continuous or delayed basis by the Holders or the Collateral Agent and/or its designees of all of the Registrable Securities pursuant to Rule 415 and/or any similar rule that may be adopted by the Securities and Exchange Commission, filed by the Company pursuant to Section 2 of this Agreement, including the prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Significant Holder” means any Holder that beneficially owns, together with its Affiliates, shares of Common Stock (including any Common Stock underlying any such Holder’s Exchangeable Notes) equal to 10% or more of the sum of (i) the shares of Common Stock then outstanding, plus (ii) any shares of Common Stock underlying the Exchangeable Notes.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“SunEdison” means SunEdison, Inc., a Delaware corporation.

“Suspension Event” has the meaning set forth in Section 2(g)(ii).

“Suspension Notice” has the meaning set forth in Section 2(g)(ii).

“Suspension Period” has the meaning set forth in Section 2(g)(i).

“Underwritten Offering” has the meaning set forth in Section 2(d).

“Underwritten Offering Notice” has the meaning set forth in Section 2(d).

“Underwritten Offering Request” has the meaning set forth in Section 2(d).

“Violation” has the meaning set forth in Section 8(a).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act.

Section 2. Shelf Registration.

(a) Registration.

(i) Subject to the terms and conditions of this Agreement, the Company agrees to file a Shelf Registration Statement relating to the offer and sale from time to time of the Registrable Securities (A) by the Holders in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and (B) by the Collateral Agent and/or its designees in accordance with Section 2(c), and, if the Shelf Registration Statement is not an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”), the Company shall cause such Shelf Registration Statement to be declared effective by the Securities and Exchange Commission on or prior to the Effectiveness Deadline.

(ii) If an event occurs which, pursuant to the Indenture, causes the Exchangeable Notes to become exchangeable for Common Stock prior to the Effectiveness Deadline or any event occurs that allows the Collateral Agent to exercise its rights under the Pledge Agreement, the Company, upon receipt of notice of such event from any Holder or the Collateral Agent, as the case may be, will use commercially reasonable efforts to cause a Shelf Registration Statement to be declared effective by the Securities and Exchange Commission as soon as reasonably practicable following such event.

(b) Effectiveness. The Company shall use reasonable best efforts to keep the Shelf Registration Statement effective until the earliest of (A) the 30th Trading Day (as defined in the Indenture) following the maturity date of the Exchangeable Notes (or if later, the date on which all obligations in respect of all outstanding Exchangeable Notes have been satisfied in full), (B) the date as of which there are no longer any Registrable Securities and (C) following any exercise by the Collateral Agent of its rights under the Pledge Agreement, one year following such exercise.

(c) Non-underwritten Offerings. If a Shelf Registration Statement is then effective, a Holder or the Collateral Agent and/or its designee may sell Registrable Securities available for sale by it pursuant to such Shelf Registration Statement, and the Company shall pay all Registration Expenses in connection therewith.

(d) Underwritten Offerings. If a Shelf Registration Statement is then effective, any Significant Holder may at any time or from time to time elect to sell Registrable Securities available for sale by it pursuant to such Shelf Registration Statement in an underwritten offering (an “Underwritten Offering”), and, the Company shall pay all Registration Expenses in connection therewith; provided, that in no event shall the Company be required to participate in more than two Underwritten Offerings in any 12-month period; and provided, further, that for any Underwritten Offering, the aggregate market value of the Registrable Securities proposed to be sold in the offering must be at least $100 million as of the date of the request for such offering. A Significant Holder shall make such election by delivering to the Company a written request (an “Underwritten Offering Request”) for such offering specifying the number of Registrable Securities that the Significant Holder desires to sell pursuant to such offering. As promptly as practicable, but no later than two Business Days after receipt of an Underwritten Offering Request, the Company shall give written notice (the “Underwritten Offering Notice”) of such Underwritten Offering Request to all other Holders of Registrable Securities. The Company, subject to Section 2(e) hereof, shall include in such Underwritten Offering the Registrable Securities of any other Holder of Registrable Securities that shall have made a written request to the Company for inclusion in such Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder) within seven days after the receipt of the Underwritten Offering Notice. The Company shall, as expeditiously as possible (and in any event within 20 days after the receipt of a Underwritten Offering Request, unless a longer period is agreed to by the Significant Holder that made the Underwritten Offering Request), use its commercially reasonable efforts to facilitate such Underwritten Offering. Each Holder agrees that such Holder shall treat as confidential the receipt of the Underwritten Offering Notice and shall not disclose or use the information contained in such Underwritten Offering Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. In connection with any Underwritten Offering, all participating Holders shall, if applicable, cause such Registrable Securities to be exchanged into shares of Common Stock in accordance with the terms of the Indenture prior to the sale of such Registrable Securities.

(e) Notwithstanding the foregoing, if a Holder proposing to sell not less than $75 million of Registrable Securities wishes to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, such Holder only needs to notify the Company of the block trade offering two Business Days prior to the day such offering is to commence (unless a longer period is agreed to by such Holder) and the Company shall promptly notify other Holders of Registrable Securities and such other

Holders of Registrable Securities must elect whether or not to participate by the next Business Day (i.e., one Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by such Holder), and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such offering (which may close as early as three Business Days after the date it commences); provided that the Holders participating in such offering shall use reasonable best efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade. For the avoidance of doubt, an underwritten block offering shall not be deemed to be an Underwritten Offering.

(f) Priority on Underwritten Offerings. If the managing underwriter or underwriters in an Underwritten Offering or an underwritten block offering advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, that can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such offering (i) first, the Registrable Securities requested to be sold by any Significant Holder, (ii) second, the Registrable Securities requested to be sold by any other Holder, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(g) Suspension Period.

(i) The Company may postpone, for up to 60 days from the date of the request, the filing or the effectiveness of a registration statement required to be filed hereunder or suspend the use of a prospectus that is part of a Shelf Registration Statement for up to 60 days from the date of the Suspension Notice (as defined below) and therefore suspend sales of Registrable Securities available for sale pursuant to such Shelf Registration Statement (such period, the “Suspension Period”) by providing written notice to the Holders of Registrable Securities if (A) the Company’s board of directors determines in its reasonable good faith judgment that such suspension is in the best interests of the Company in connection with any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company; provided that in such event, (a) any Significant Holder shall be entitled to withdraw any request for an Underwritten Offering, (b) the Company shall pay all Registration Expenses in connection with any such request for a an Underwritten Offering, and (c) any Underwritten Offering that is so withdrawn shall not count as an Underwritten Offering, as applicable, for purposes of the limits imposed by Section 2(d) hereof. The Company may not utilize more than one Suspension Period in any 12-month period, except with the consent of the Holders of a majority of the Registrable Securities.

(ii) In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (g)(i) above (a “Suspension Event”), the Company shall give a notice to the Holders of Registrable Securities registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice (but shall not contain any material non-public information concerning the Company) and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Each Holder agrees that such Holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and to the Holders’ counsel, if any, promptly following the conclusion of any Suspension Event and its effect.

(h) Selection of Underwriters. A Significant Holder requesting an Underwritten Offering shall have the right to select the investment banker(s) and manager(s) to administer the offering relating to such Underwritten Offering, subject to the Company’s approval, which shall not be unreasonably withheld.

Section 3. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to (i) register an offering of any of its securities under the Securities Act (other than (x) an offering of Registrable Securities, (y) in connection with registrations on Form S-4 or S-8 promulgated by the Securities and Exchange Commission or any successor or similar forms, or (z) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), and the registration form to be used may be used for the registration of an offering of Registrable Securities or (ii) undertake a registered offering of its securities under the Securities Act and the offering of Registrable Securities may be included pursuant to an effective registration statement (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within three Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) and, subject to the terms of Section 3(c) and Section 3(d), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Company’s notice.

(b) Piggyback Expenses. The Registration Expenses of the Holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such registration became effective.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the securities that SunEdison or its Affiliates propose to sell, (iii) third, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the Holders of such Registrable Securities on the basis of the number of shares owned by each such Holder, and (iv) fourth, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect. Registrable Securities beneficially owned by any officer of the Company shall not be eligible to be included in any primary offering of Common Stock without the Company’s consent.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration, (ii) second, the Registrable Securities and registrable securities pursuant to other agreements with the Company requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such securities on the basis of the number of securities owned by such holders, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company shall select the investment banker(s) and manager(s) for the offering.

(f) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 7.

Section 4. Holdback Agreements. Upon the request of the Company, each Holder of Registrable Securities shall enter into lock up agreements with the managing underwriter(s) of an underwritten Public Offering in such form as agreed to by the Company (in the case of a primary offering) or holders of a majority of the shares of Common Stock included in such underwritten Public Offering (regardless of whether any Registrable Securities are included in such underwritten Public Offering); provided that, subject to Section 4(b), the duration of any such lock up agreement shall not exceed 60 days unless agreed to by such Holder. In the absence of any such lock up agreement, each Holder of Registrable Securities agrees as follows:

(a) in connection any underwritten Public Offering, such Holder shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Capital Stock of the Company or its Subsidiaries (including Capital Stock of the Company or its Subsidiaries that may be deemed to be owned beneficially by such Holder in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, “Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise, (D) exercise any rights to demand registration of any of the Company’s securities (each of (A), (B), (C) and (D) above, a “Sale Transaction”), or (E) publicly disclose the intention to enter into any Sale Transaction, commencing on the earlier of the date on which the Company gives notice to the Holders of Registrable Securities that a preliminary or final prospectus for such Public Offering has been circulated or the “pricing” of such offering and continuing to the date that is 60 days following the date of the final prospectus for such Public Offering (the “Holdback Period”), unless, if an underwritten Public Offering, the underwriters managing the Public Offering otherwise agree in writing; and

(b) in the event that (A) the Company issues an earnings release or discloses other material information or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of the Holdback Period or (B) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering hereunder to comply with FINRA Rule 2711(f)(4), the Holdback Period shall be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”).

The Company may impose stop-transfer instructions with respect to the shares of Common Stock subject to the restrictions set forth in this Section 4 until the end of such period, including any Holdback Extension.

Section 5. Liquidated Damages.

(a) (i) If a Shelf Registration Statement has not been declared effective by the Securities and Exchange Commission by the Effectiveness Deadline (giving effect to any permitted Suspension Period) (a “Filing Default”), the Company shall be required to pay liquidated damages to Holders of the Exchangeable Notes (“Liquidated Damages”), from and including the day following such Filing Default until the date such Shelf Registration Statement is declared effective, at a rate per annum equal to an additional 0.25% of the principal amount of the Exchangeable Notes, to and including the 90th day following such Filing Default and 0.50% thereof from and after the 91st day following such Filing Default.

(b) If the Shelf Registration Statement ceases to be effective (without being succeeded immediately by an additional Shelf Registration Statement that is filed and immediately becomes effective) or usable other than as a result of a permitted Suspension Period (an “Effective Failure” and, together with a Filing Default, a “Registration Default”) for more than ten Business Days and the Company does not restore effectiveness, then the Company shall pay Liquidated Damages to Holders of the Exchangeable Notes at a rate per annum equal to an additional 0.25% of the principal amount of the Exchangeable Notes from the day following the 10th Business Day following the date that such Shelf Registration Statement ceases to be effective (or the 10th Business Day that such Shelf Registration Statement continues to not be effective after the expiration of the applicable Suspension Period), and thereafter shall pay Liquidated Damages at a rate per annum equal to 0.50%, until the earlier of (i) the time the Shelf Registration Statement again becomes effective or the Holders of Registrable Securities are again able to make sales under the Shelf Registration Statement or (2) the time that the Shelf Registration Statement is no longer required to be effective under this Agreement. For the purpose of determining an Effective Failure, days on which the Company has been obligated to pay Liquidated Damages in accordance with the foregoing in respect of a prior Effective Failure within the applicable period, as the case may be, shall not be included.

(c) If the Company is required to file and have declared effective a Shelf Registration Statement pursuant to Section 2(a)(ii) and fails to have such Shelf Registration Statement declared effective within 90 days of the event giving rise to such requirement, the Company shall be required to pay Liquidated Damages to Holders of the Exchangeable Notes from and including the 90th day following such event until the date such Shelf Registration Statement is declared effective, at a rate per annum equal to an additional 0.25% of the principal amount of the Exchangeable Notes, to and including the 180th day following such event and 0.50% thereof from and after 180th day following such event.

(d) Any amounts to be paid as Liquidated Damages shall be paid in cash semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date (as defined in the Indenture), as applicable, following the date of such Registration Default and pro rated for the portion of the applicable period. Such Liquidated Damages will accrue in respect of the Exchangeable Notes at the rates set forth in Section 5(a), Section 5(b) and Section 5(c) on the principal amount of the Exchangeable Notes, provided that Liquidated Damages shall only be payable with respect to Exchangeable Notes beneficially owned by a Holder listed at such time on Annex A hereto (and all calculations of the Liquidated Damages in this Section 5 shall be calculated based on such principal amount of Exchangeable Notes) and the Company may request reasonable evidence of such beneficial ownership prior to the payment of any Liquidated Damages.

(e) The Liquidated Damages as set forth in this Section 5 shall be the exclusive monetary remedy available to the Holders of Registrable Securities for any Registration Default. In no event shall the Company be required to pay Liquidated Damages in excess of the applicable maximum rate per annum of 0.50% set forth above, regardless of whether one or multiple Registration Defaults exists.

Section 6. Registration Procedures.

(a) In connection with any registration contemplated hereunder, the Company shall as expeditiously as possible:

(i) notify each Holder of Registrable Securities and the Collateral Agent of (A) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(ii) subject to the time limitations described above, prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii) furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(v) notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vi) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange;

(vii) enter into and perform such customary agreements (including, in the case of an Underwritten Offering or an underwritten block offering, an underwriting agreement in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being sold, the Collateral Agent or its designee or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split, combination of shares, recapitalization or reorganization);

(viii) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(ix) take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Underwritten Offering or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(x) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission;

(xi) to the extent that a Holder or the Collateral Agent (or its designee), in its sole and exclusive judgment, might be deemed to be an underwriter of any Registrable Securities or a controlling person of the Company, permit such Holder or the Collateral Agent (or its designee) to participate in the preparation of such registration statement and allow such Holder or the Collateral Agent (or its designee) to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder or the Collateral Agent (or its designee) and its counsel should be included;

(xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(xiii) cooperate with the Holders of Registrable Securities covered by the registration statement, the Collateral Agent (or its designee) and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders or the Collateral Agent (or its designee) may request;

(xiv) cooperate with each Holder of Registrable Securities covered by the registration statement, the Collateral Agent (or its designee) and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xv) in the case of any Underwritten Offering, use its commercially reasonable efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities;

(xvi) in the case of any Underwritten Offering or underwritten block offering, use its commercially reasonable efforts to obtain one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Significant Holder selling such Registrable Securities may reasonably request;

(xvii) in the case of any Underwritten Offering or underwritten block offering, use its commercially reasonable efforts to provide a legal opinion of the Company’s outside counsel and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the Holders of such Registrable Securities; and

(xviii) if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, file a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its commercially reasonable efforts to refile the Shelf Registration Statement on Form S-3 if such form is available (or on such other form as may be available if Form S-3 is not available), and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(b) Any officer of the Company who is a Holder of Registrable Securities agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she shall participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the registration statement and the preparation and presentation of any road shows.

(c) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

Section 7. Registration Expenses.

(a) Payment Obligations. All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company) (all such expenses being herein called “Registration Expenses”), shall be borne by the Company as provided in this Agreement. Each Person that sells securities in an Underwritten Offering, an underwritten block offering or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account.

(b) Counsel Fees and Disbursements. In connection with each Piggyback Registration, underwritten block offering and Underwritten Offering, the Holders of Registrable Securities shall bear their own expenses (which shall not include Registration Expenses) including any fees or disbursements of counsel to any Holder relating thereto.

Section 8. Indemnification and Contribution.

(a) By the Company. The Company shall indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities, the Collateral Agent and/or its designee, such Holder’s and the Collateral Agent’s (and/or its designee) officers, directors, managers, employees, agents and representatives, and each Person who controls such Holder or the Collateral Agent and/or its designee (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations (each a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 8, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an Underwritten Offering or underwritten block offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties.

(b) By Each Holder. In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Claim Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel, in addition to any local counsel, for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, in addition to any local counsel, chosen by the Holders of a majority of the Registrable Securities or the Collateral Agent (or its designee), as applicable, included in the registration if such Holders are indemnified parties, at the expense of the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Release. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 9. Underwritten Offerings.

(a) Participation. No Holder may participate in any Underwritten Offering or underwritten block offering hereunder unless such Holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no Holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such Holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Each Holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by the Company and the managing underwriter(s) that are consistent with such Holder’s obligations under Section 4 and this Section 9(a) or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 9(a), the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the Holders, the Company and the underwriters created pursuant to this Section 9(a).

(b) Price and Underwriting Discounts. In the case of an Underwritten Offering or underwritten block offering requested by a Significant Holder pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Significant Holder that requested such Underwritten Offering or underwritten block offering.

(c) Suspended Distributions. Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(v), shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 6(a)(v).

Section 10. Additional Parties; Joinder. Subject to the prior written consent of the Holders of a majority of the Registrable Securities, the Company may permit any Person who acquires Common Stock or rights to acquire Common Stock from the Company after the date hereof to become a party to this Agreement and to succeed to all of the rights and obligations of a Holder of Registrable Securities under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit A attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such Person, the Common Stock or rights to acquire Common Stock shall constitute Registrable Securities and such Person shall be a Holder of Registrable Securities under this Agreement with respect thereto, and the Company shall add such Person’s name and address to Annex A hereto and circulate such information to the parties to this Agreement.

Section 11. Transfer of Registrable Securities.

(a) Restrictions on Transfers. Notwithstanding anything to the contrary contained herein, except in the case of (i) a transfer to the Company, (ii) a Public Offering, (iii) a sale pursuant to Rule 144 or pursuant to the Shelf Registration Statement or (iv) a transfer in connection with a sale of the Company, prior to transferring any Registrable Securities to any Person (including, without limitation, by operation of law), the transferring Holder shall cause the prospective transferee to execute and deliver to the Company a Joinder agreeing to be bound by the terms of this Agreement. Notwithstanding the foregoing, no transferee of Exchangeable Notes shall be entitled to the benefits of this Agreement unless such transferee (i) has executed and delivered to the Company a Joinder agreeing to be bound by the terms of this Agreement and (ii) has provided documentation reasonably acceptable to the Company evidencing its beneficial ownership of the Exchangeable Notes. Any transfer or attempted transfer of any Registrable Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Registrable Securities as the owner thereof for any purpose. For the avoidance of doubt, the Collateral Agent may assign its rights under this Agreement to any Person that succeeds to the Class B Securities from the Collateral Agent, including in connection with the Collateral Agent’s exercise of remedies under the Pledge Agreement, and such Persons shall be entitled to become a party to this Agreement by executing a Joinder and shall be a “designee” of the Collateral Agent under this Agreement.

(b) Legend. Each certificate evidencing any Registrable Securities and each certificate issued in exchange for or upon the transfer of any Registrable Securities (unless such Registrable Securities would no longer be Registrable Securities after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 29, 2015, AND AS AMENDED FROM TIME TO TIME, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OTHER PARTIES THERETO. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on certificates evidencing Registrable Securities outstanding prior to the date hereof, and shall imprint such legend on certificates evidencing Common Stock delivered pursuant to the Indenture in exchange for the Exchangeable Notes. The legend set forth above shall be removed from the certificates evidencing any securities that have ceased to be Registrable Securities. Except in the case of a sale pursuant to a Shelf Registration Statement, any request by a Holder to the Company to remove restrictive legends from any Registrable Securities shall be subject to the Holder’s delivery of documentation to the Company or its transfer agent deemed reasonably necessary by the Company for the removal of such restrictive legends.

The Company agrees that it will effect the delivery of Common Stock to a Holder in exchange for such Holder’s Exchangeable Notes in accordance with the terms of the Indenture, within five Business Days of the relevant Exchange Date (as defined in the Indenture); provided that such Holder has complied with Article 4 of the Indenture in respect of any such exchange. The Company agrees to treat each Holder as the holder of record of the number of shares of Common Stock issuable upon the exchange of any of such Holder’s Exchangeable Notes as of the Close of Business (as defined in the Indenture) on the Exchange Date with respect to such Exchangeable Notes. At such time, Seller Note, LLC will cease to be treated as the holder of a corresponding number of shares of the Company’s Class B common stock and TerraForm Power, LLC’s Class B units for purposes of voting and receiving dividends and distributions, respectively.

The Company agrees that it will cooperate in good faith with the Collateral Agent to effect the exchange of Class B Securities for Common Stock and will deliver such Common Stock deliverable to the Collateral Agent or its designee in connection with any exercise by the Collateral Agent of its remedies under the Pledge Agreement within five Business Days of the Collateral Agent’s request for such exchange. The Company will not take any actions intended to hinder or delay the exercise of any remedies by the Collateral Agent pursuant to the Pledge Agreement and will not require any opinions of counsel or other documents in connection with any private sale or transfer of legended Common Stock by the Collateral Agent or its designees in connection with the exercise of any such remedies. To the extent reasonably requested by the Collateral Agent, the Company will cooperate in good faith with the Collateral Agent in any transfer of Common Stock made pursuant to any exercise by the Collateral Agent of its remedies under the Pledge Agreement.

Section 12. General Provisions.

(a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and Holders of a majority of the Registrable Securities; provided that no such amendment, modification or waiver that would materially and adversely affect a Holder or group of Holders of Registrable Securities in a manner materially different than any other Holder or group of Holders of Registrable Securities (other than amendments and modifications required to implement the provisions of Section 10), shall be effective against such Holder or group of Holders of Registrable Securities without the consent of the Holders of a majority of the Registrable Securities that are held by the group of Holders that is materially and adversely affected thereby; and provided further that no such amendment, modification or waiver that would materially and adversely affect the Collateral Agent shall be effective against the

Collateral Agent without its consent. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b) Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d) Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e) Successors and Assigns. This Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns. Except as contemplated by Section 11, neither this Agreement nor any rights which may accrue to any Holders of Registrable Securities may be transferred or assigned by such Holders of Registrable Securities without the prior written consent of the Company. Any purported assignment not permitted by this Section 12(e) shall be null and void.

(f) Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any Holder of Registrable Securities or to any other party subject to this Agreement at such address as indicated on Annex A hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. The Company’s address is:

TerraForm Power, Inc.

7550 Wisconsin Avenue, 9th Floor

Bethesda, Maryland 20814

Attn: General Counsel

Facsimile: (240) 762-7900

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Andrea Nicolas, Esq.

Facsimile: (917) 777-3416

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(g) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(h) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(i) MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE

PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k) No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Holder of Registrable Securities agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder of Registrable Securities, the Collateral Agent or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent, employee, member, director, or partner of any Holder of Registrable Securities, the Collateral Agent or of any Affiliate or assignee thereof, as such for any obligation of any Holder of Registrable Securities or the Collateral Agent, as applicable, under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(m) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n) Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder of Registrable Securities shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(q) Collateral Agent. It is expressly understood and agreed that Wilmington Trust, National Association is entering into this Agreement not in its individual capacity, but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities of the Collateral Agent set forth in the Indenture and the Pledge Agreement, as if such rights, privileges and immunities were set forth herein. Notwithstanding anything herein to the contrary, the rights, powers and discretions granted to the Collateral Agent hereunder shall not be construed as duties.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

TERRAFORM POWER, INC.

By:	/s/ Sebastian Deschler
Name:	Sebastian Deschler
Title:	Senior Vice President, General Counsel, and Secretary

D. E. SHAW COMPOSITE HOLDINGS, L.L.C.

By:	/s/ Bryan R. Martin
Name:	Bryan R. Martin
Title:	Authorized Signatory

D. E. SHAW CF-SP SERIES 1 MWP ACQUISITION, L.L.C.

By:	/s/ Bryan R. Martin
Name:	Bryan R. Martin
Title:	Authorized Signatory

D. E. SHAW CF-SP SERIES 8-01, L.L.C.

By:	/s/ Bryan R. Martin
Name:	Bryan R. Martin
Title:	Authorized Signatory

D. E. SHAW CF-SP SERIES 10-07, L.L.C.

By:	/s/ Bryan R. Martin
Name:	Bryan R. Martin
Title:	Authorized Signatory

D. E. SHAW CF-SP SERIES 11-06, L.L.C.

By:	/s/ Bryan R. Martin
Name:	Bryan R. Martin
Title:	Authorized Signatory

D. E. SHAW CF-SP SERIES 13-04, L.L.C.

By:	/s/ Bryan R. Martin
Name:	Bryan R. Martin
Title:	Authorized Signatory

MADISON DEARBORN PARTNERS, LLC
on behalf of

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By:	/s/ Matthew Raino
Title:	Director

NORTHWESTERN UNIVERSITY

By:	/s/ Christopher J. Weber
Title:	Investment Operations Manager

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Agent

By:	/s/ Joshua C. Jones
Title:	Assistant Vice President

Agreed and acknowledged solely in respect of Section 11 of this Registration Rights Agreement.

SUNEDISON, INC.

By:	/s/ Brian Wuebbels
Title:	EVP & CFO

ANNEX A

HOLDERS

Name	Address	Attention
D .E. Shaw CF-SP Series 13-04, L.L.C.	HSBC Private Bank, 452 Fifth Ave., 5th Floor, New York, New York 10018	Mr. Martin Lebwohl; Mr. Bryan Martin

D .E. Shaw CF-SP Series 11-06, L.L.C.	HSBC Private Bank, 452 Fifth Ave., 5th Floor, New York, New York 10018	Mr. Martin Lebwohl; Mr. Bryan Martin

D .E. Shaw CF-SP Series 10-07, L.L.C.	HSBC Private Bank, 452 Fifth Ave., 5th Floor, New York, New York 10018	Mr. Martin Lebwohl; Mr. Bryan Martin

D .E. Shaw CF-SP Series 8-01, L.L.C.	HSBC Private Bank, 452 Fifth Ave., 5th Floor, New York, New York 10018	Mr. Martin Lebwohl; Mr. Bryan Martin

D .E. Shaw CF-SP Series 1 MWP Acquisition, L.L.C.	HSBC Private Bank, 452 Fifth Ave., 5th Floor, New York, New York 10018	Mr. Martin Lebwohl; Mr. Bryan Martin

D .E. Shaw Composite Holdings, LLC.	HSBC Private Bank, 452 Fifth Ave., 5th Floor, New York, New York 10018	Mr. Martin Lebwohl; Mr. Bryan Martin

Madison Dearborn Capital Partners IV, L.P.	70 West Madison, Suite 4600, Chicago, Illinois 60602	Mr. Francisco Isla; Mr. Matthew Raino

Northwestern University	1800 Sherman Avenue, Suite 400, Evanston, Illinois 60201	Mr. Christopher J. Weber

COLLATERAL AGENT

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: SunEdison (Seller Note, LLC) 3.75% Guaranteed Exchangeable Secured Note Administrator

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of January 29, 2015 (as the same may hereafter be amended, the “Registration Rights Agreement”), among TerraForm Power, Inc., a Delaware corporation (the “Company”), and the other persons named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s             shares of Common Stock issuable upon the exercise, conversion or exchange of the                                 shall be included as Registrable Securities under the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the      day of             ,         .

Signature of Holder

Print Name of Holder

Address:

Agreed and Accepted as of
.

TERRAFORM POWER, INC.

By:
Its:

A-1